UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2008

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of Odyssey Marine Exploration, Inc. (the “Company” or “Odyssey”) appointed Odyssey Co-Founder Gregory P. Stemm to the positions of Chief Executive Officer and Chairman of the Board effective January 3, 2008. Mr. Stemm replaces Co-Founder John C. Morris who has transitioned from those positions to a consulting role with the Company. Effective January 1, 2008, the board also appointed two new directors, Mark D. Gordon and Bradford B. Baker and selected Dr. David J. Bederman, who has served as a director since January 2006, to serve as Lead Director.

Greg Stemm has served as Executive Vice President and as a member of the Board of Directors since May 1994, and as Co-Chairman since February 2006. Mr. Stemm has extensive experience in managing all aspects of shipwreck exploration operations since entering the field in 1986, including deep-ocean search and robotic archaeological excavation on a number of projects. A pioneer in the emerging field of deep-ocean exploration, he has played a primary role in the development of new technologies and the development of private sector standards for underwater cultural heritage resource management. A panelist at the 1998 Law of the Sea Institute, Stemm was appointed for four consecutive terms to the United States delegation to the United Nations Educational, Scientific and Cultural Organization (UNESCO) expert meeting to negotiate the “Draft Convention for the Protection of Underwater Cultural Heritage.” Stemm was selected as a Fellow of the Explorers Club, and was the founder and past-president of the Professional Shipwreck Explorers Association (ProSEA). He also served as a founding director (1986-93) and international president (1992-93) of YEO (Young Entrepreneurs Organization) and was also a founding member of the World Entrepreneurs Organization, where he served on the International Board of Directors (1997-98). Mr. Stemm is 50 years old and will receive an annual salary of $350,000. There are no employment agreements in place for any officers of the Company.

Mr. Gordon has served in various capacities with Odyssey since 2005, most recently as President and Chief Operating Officer since October 2007. Mr. Gordon served as Executive Vice President of Sales and Business Development of the Company from January 2007 until October 2007. Mr. Gordon worked as an independent consultant for Odyssey beginning in January 2005 before becoming the Company’s Director of Business Development in June 2005 until January 2007. Prior to joining Odyssey, Mr. Gordon owned and managed four different entrepreneurial ventures from 1987 to 2003, including Synergy Networks which he sold to the Rockefeller Group in 2003. Mr. Gordon founded Synergy Networks in 1993 and served as Chief Executive Officer and President until September of 2003. He subsequently served as President of Rockefeller Group Technology Services Mid Atlantic (RGTSMA), a member of Rockefeller Group International, from September 2003 to December 2004. Both Synergy Networks and RGTMA are in the business of designing, building and maintaining sophisticated voice and data networks for corporate and government clients. Gordon received a B.S. degree in Business Administration in 1982 and an M.B.A. degree in Finance in 1983 from American University. Mr. Gordon is 47 years old.

Mr. Baker previously served as a director of Odyssey from February 1997 to December 2000. Mr. Baker currently serves as Chief Executive Officer of Nexus Biometrics, Inc., a leading fingerprint biometric company he founded in 2004. He is also President of Bramar Developers, Inc., a large-scale real estate development company that he founded in 1998. Mr. Baker has also held senior executive offices in several high-profile companies, including Comcast Cable and Sterling Financial, Inc., and served on Dobi Medical’s board of directors as chairman of the audit committee from 2003 through 2007. He holds a B.S. degree in Business Administration from Nova University. Mr. Baker is 47 years old and will serve on the compensation, audit and governance committees.

Dr. Bederman joined Odyssey’s board of directors in January 2006. Since 1991, Dr. Bederman has been a professor of law at Emory University, where he teaches in the areas of international law, admiralty law, and constitutional law. He is widely published in many areas of international law. He also has an outside law practice. In his practice, he has been involved with many cases involving maritime law and shipwreck disputes and has represented clients in the federal courts of appeals and the U.S. Supreme Court. He has served as a legal advisor to Odyssey since 1998. Dr. Bederman holds an A.B. degree from Princeton University, a M.Sc. degree from the London School of Economics, a J.D. degree from the University of Virginia, a Diploma from The Hague Academy of International Law, and a Ph.D. degree from the University of London. He is 46 years old. As Lead Director, Dr. Bederman will assist the Chairman of the Board with board management and leadership and will continue to serve on the governance and compensation committees.

The Company is appreciative of the many services Mr. Morris has provided during his career at the Company. Mr. Morris has valuable and intensive background and experience concerning many aspects of the Company’s operations, and the Company has asked Mr. Morris to provide consulting and advisory services to the Company for a three-year period to assist the Company in the transition of his responsibilities. The Company and Mr. Morris have reached an agreement on the terms governing Mr. Morris’s services to the Company and have entered into a definitive transition agreement on January 2, 2008, governing the arrangement. The transition agreement includes the material terms described below.

The Company anticipates that, pursuant to the transition agreement, Mr. Morris will receive a cash payment in February 2008, in an amount determined by the Compensation Committee, representing his bonus for the 2007 fiscal year. Also, Mr. Morris will be paid a cash separation payment of $325,000 in January 2008. At the time of his resignation, Mr. Morris held options to purchase 362,500 shares of the Company’s common stock at various exercise prices. The Company has agreed that any unvested options will vest as of January 2, 2008, and remain exercisable until their original termination dates. To compensate Mr. Morris for his consulting services and a non-competition covenant set forth in the transition agreement, during each year of the three-year transition period, Mr. Morris shall be entitled to compensation in an amount equal to the greater of $325,000 or 4.0% of the aggregate value of any debt or equity financing, merger, consolidations or similar transaction, sale or acquisition of assets, or new business venture or project obtained or consummated by Odyssey during the year; provided, however, that Mr. Morris shall have initiated or been substantially involved as determined by the Compensation Committee of the Company, in the negotiation or implementation of any of the foregoing. Additionally, the Company has agreed to provide Mr. Morris with health benefits.

On January 2, 2008, the board of directors of the Company approved the 2008 Non-Employee Director compensation plan and awarded equity grants of 7,350 shares of common stock of the Company to each non-employee director for services performed in fiscal year 2007. For 2008, each non-employee director will receive (i) an annual retainer of $40,000, which each director may elect to receive in stock, cash, or a combination of stock and cash, (ii) a fee of $1,000 per meeting for each meeting of the Board or any committee of the Board or other scheduled meeting of the directors of the Company and (iii) an annual fee of $10,000 for serving as chair of the Audit Committee or an annual fee of $5,000 for serving as chair of the Compensation Committee or the Governance Committee. In addition, each non-employee director will be eligible to receive a restricted stock equity award based upon individual performance in amounts ranging from 33% to 60% of total compensation for retainer and fees.

Item 7.01.	Regulation FD Disclosure.

On January 7, 2008, the Company issued a press release announcing the matters described in Item 5.02 above and other information. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act of 1934, unless that filing expressly refers to specific information in this report. The furnishing of the information in this Item 7.01 of this report is not intended to and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1	Press release issued by Odyssey Marine Exploration, Inc. on January 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION , INC.

Dated: January 7, 2008	By:	/s/ Michael J. Holmes
Michael J. Holmes,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Odyssey Marine Exploration, Inc. on January 7, 2008.